Exhibit 32.1

CERTIFICATION
Pursuant to Rule 13a-14(b) or Rule 15d-14(b) and
Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C.  1350)

In connection with the report of Price My Rent Group, Inc. on Form 10-Q for the period from July 1, 2014 to September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, MARK UREN, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C.  ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to and will be retained by Price My Rent Group, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

DATE: October 28, 2014
/s/ Mark Uren
MARK UREN Chief Executive Officer, President Secretary and Principal Financial Officer